UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2026
Date of Report (date of earliest event reported)
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BUNGE GLOBAL SA
(Exact name of registrant as specified in its charter)
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Switzerland (State of Incorporation)

000-56607 (Commission File Number)	98-1743397 (IRS Employer Identification Number)

Route de Florissant 13, 1206 Geneva, Switzerland	N.A
(Address of principal executive offices and zip code)	(Zip Code)

1391 Timberlake Manor Parkway Chesterfield, MO	63017
(Address of corporate headquarters )	(Zip Code)

(314) 292-2000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Registered Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements

Amendment to Existing Securitization Program

On March 31, 2026, Bunge Global SA (“Bunge”) and certain of its subsidiaries amended its existing trade receivables securitization program (the “Securitization Program”) with a financial institution, as administrative agent, and certain commercial paper conduit purchasers and committed purchasers (the “Purchasers”) pursuant to the Thirtieth Amendment to the Receivables Transfer Agreement and Ninth Amended and Restated Receivables Transfer Agreement (together, the “Securitization Program Transaction Documents”). Among other things, the Securitization Program Transaction Documents increased the aggregate size of the Securitization Program by $500 million to an aggregate total of $2 billion and decreased the size of the accordion feature of the Securitization Program by $500 million from $1 billion to $500 million.
In addition, the Securitization Program Transaction Documents revised the applicable margin, removed the sustainability provisions from the Securitization Program, added a U.S. subsidiary as an additional seller to the Securitization Program and removed a German subsidiary as a seller in the Securitization Program. The Purchasers also agreed to permit a Canadian subsidiary to become an additional seller to the Securitization Program upon satisfaction of certain other conditions precedent set forth in the Securitization Program Transaction Documents. Other relevant terms and conditions of the Securitization Program were substantially unchanged by these amendments.
The Securitization Program Transaction Documents contain certain customary representations and warranties and affirmative covenants, including a representation as to the eligibility of the receivables being sold, and contain customary termination events and service defaults. Bunge and its subsidiaries are required to repurchase any receivables that are not eligible as represented on the date of sale or become subject to certain non-credit related obligor offsets following sale to the Securitization Program. Apart from such repurchase obligations, any recourse to Bunge and its subsidiaries under the Securitization Program will be limited to Bunge’s first loss position as subordinated lender, which will be sized based on the historical performance of Bunge’s pool of trade receivables.
From time to time, certain of the Purchasers under the Securitization Program and/or their affiliates provide financial services to Bunge and other subsidiaries of Bunge.
The foregoing descriptions of the Securitization Program and the related Securitization Program Transaction Documents do not purport to be complete and are qualified in their entirety by reference to the full text of those documents included as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03

Item 9.01 Financial Statements and Exhibits
(d):     Exhibits.

Exhibit No.	Description
10.1*	30th Amendment to Receivables Transfer Agreement, dated March 31, 2026
10.2	9th Amended and Restated Receivables Transfer Agreement, dated March 31, 2026
10.3	Applicable Margin Letter, dated March 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain confidential information has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company will furnish supplementally a copy of any redacted information to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2026

BUNGE GLOBAL SA

By:	/s/Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Secretary